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                                                                    EXHIBIT 3.28


                                    BY-LAWS
                                    -------

                                       OF
                                       --

                         KOPPERS RECREATION CAMPS. INC.
                         ------------------------------

                                   ARTICLE I
                                   ---------
                                    Offices
                                    -------


          The principal office of the corporation shall be in the City of Pittsburgh, County of Allegheny and Commonwealth of Pennsylvania, and the corporation may have also offices at such other places as the Board of Directors may from time to time designate, or the business of the corporation may require.

                                   ARTICLE II
                                   ----------
                                      Seal
                                      ----

          The corporate seal shall have inscribed thereon the name of the corporation and the words "Seal, West Virginia."


                                  ARTICLE III
                                  -----------
                                   Directors
                                   ---------

          Section 1. The Board of Directors of the Corporation shall consist of one or more members as fixed from time to time by resolution of the Board of Directors or the Shareholders. They shall be elected at the first meeting of the corporators.

          Section 2. The Board of Directors may hold its meetings and keep the books of the corporation outside of West Virginia at the office of the corporation in the City of Pittsburgh, Pennsylvania, or at such other places as the said Board of Directors may from time to time determine. The Board of
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Directors may designate an office as the general office of the corporation.

          Section 3. The Board of Directors shall hold an annual meeting of which no notice shall be required to be given to any director, and, if a quorum be present (or, if a quorum be not then present, then at an adjournment of said meeting at which a quorum shall be present, of which no notice other than announcement at the time of adjournment shall be required to be given, or at a special meeting held as soon as practicable thereafter on notice as prescribed by these By-Laws, or at the next regular meeting;) shall elect a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may at said meeting or any other, elect a Chairman of the Board of Directors, one or more additional Vice Presidents one or more Assistant Treasurers and one or more Assistant Secretaries Officers may but need not be directors.

          The Board of Directors may also appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

          If the election of officers be not held at the time prescribed by these By-Laws, it may be held at any subsequent meeting of the Board of Directors.

          The Secretary and Treasurer may or may not be the same person, and any Vice President may hold at the same time the office of Treasurer or Secretary, but not both. The Treasurer
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shall be ex officio Assistant Secretary and the Secretary shall be ex officio
Assistant Treasurer.

          Section 4. Regular meetings of the Board of Directors may be held, without notice, at such time and place as shall, from time to time, be determined by the Board of Directors.

          Section 5. Special meetings of the Board of Directors shall be held at any time at the direction of the President, any Vice President, or any four directors.

          Section 6. Except as otherwise provided by law or these By-Laws, notice of the time and place of any special meeting of the Board of Directors shall be given by the Secretary, as provided in Section 2 of Article VII, to each director at least twenty-four (24) hours prior to the time appointed for such meetings.

          Unless otherwise indicated in the notice thereof, any business may be transacted at a special meeting.

          Section 7. A majority of the Directors in office (amended 8/16/90) shall constitute a quorum at all meetings of the Board of Directors. If, however, such majority shall not be present at any meetings, the Directors present shall have power to adjourn the meeting from time to time, without notice other than announcement at the time of adjournment, until the requisite number be present. The act of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by law.

          Section 8. The Board of Directors may from time to time, by resolution or resolutions passed by a majority of the whole
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Board, designate from their own number one or more committees of not less than two (2) members each, which shall have such powers as the Board of Directors may prescribe. One of such committees may be designated as the Executive Committee, which, unless the Board of Directors shall otherwise provide, shall have and may exercise, when the Board of Directors is not in session all the powers of the Board of Directors in the management of the business and affairs of the corporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it. Each member of the Executive Committee shall continue as a member thereof during the pleasure of the Board of Directors. The Board of Directors may at any time dispense with the Executive Committee entirely. Vacancies in the membership of the Executive Committee shall be filled by the Board of Directors.

          The Executive Committee may establish a fixed time and place for regular meetings, and no call or notice of any such meeting shall be required. Special meetings of the Executive Committee may be held at any time or any place when called by the President or by any member of the Executive Committee. Notice of such meetings may be given in the manner provided for giving notice of special meetings of the Board of Directors. A majority of the members of the Executive Committee shall constitute a quorum, but less than a quorum may adjourn a meeting from time to time.

          The Executive Committee shall keep minutes of its proceedings and report the same to the Board of Directors at the next regular meeting thereof.
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                                  ARTICLE IV
                                  ----------
                              Duties of Officers
                              ------------------
                                 The Chairman
                                 ------------

          Section 1. If there be a Chairman of the Board of Directors, he shall, if present, preside at all meetings of the Board of Directors, and he shall have such other duties and powers as may be prescribed by the Board of Directors.

                                 The President
                                 -------------

          Section 2. The President shall be the principal executive officer of the corporation; he shall, if present and in the absence of the Chairman of the Board of Directors, if any, preside at all meetings of the Board of Directors. He shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have power to appoint and remove such subordinate officers and agents, other than those appointed or elected by the Board of Directors, as the business of the corporation may require and to fix their compensation. He shall perform such other duties as may be prescribed for him elsewhere in these By-Laws or by the Board of Directors.

                              The Vice President
                              ------------------

          Section 3. The Vice President, or any Vice President, if there be more than one, shall in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as may be prescribed by the Board of Directors or the President; and the performance of any of the duties and/or the exercise of any of
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the powers of the President by any Vice President shall as to third parties be conclusive proof of his authority so to do.

                                 The Secretary
                                 -------------

          Section 4. The Secretary shall keep and transcribe minutes of all meetings of the stockholders, of the Board of Directors and of the Executive Committee, if any. He shall have the custody of the seal of the corporation and shall affix the same to such documents as may require it, and shall have charge of the records of the corporation, except when otherwise directed by the Board of Directors. He shall give all such notices as are required by law or these By-Laws, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

                                 The Treasurer
                                 -------------

          Section 5. The Treasurer shall have the care and custody of the funds, securities and other intangible assets of the corporation, and shall deposit the same in the name of the corporation in such depositaries as the Board of Directors or the President shall designate. He shall make disbursements for liabilities of the corporation, and shall keep books of account showing in detail all moneys received and paid out by him, which books shall at all times be open to the inspection of the officers and directors of the corporation. He shall have the custody of the stock books and stock ledgers and shall perform such other duties as may be prescribed by the Board of Directors or the President.
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                Assistant Secretaries and Assistant Treasurers
                ----------------------------------------------

          Section 6. Assistant Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer, perform the duties and exercise the posers of their respective superiors in office and shall also perform such other duties as may be assigned to them by such superiors; and the performance of any of the duties and/or the exercise of any of the powers of the Secretary or the Treasurer by any Assistant Secretary or Assistant Treasurer, respectively, shall as to third parties be conclusive proof of his authority so to do.

                                   ARTICLE V
                                   ---------
                      Resignations, Removals and Vacancies
                      ------------------------------------

          Section 1. Any Director, member of a committee or officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless such resignation is by its terms to be effective only upon acceptance.

          Section 2. All officers, agents and employees of the corporation shall be subject to removal or discharge at any time by the affirmative vote of a majority of the Whole Board of Directors. All agents and employees, other than those elected or appointed by the Board of Directors, shall also be subject to removal or discharge at any time by the officer appointing or employing them.

          Section 3. If the office of any Director becomes vacant for any cause, the remaining Directors in office, though less than a
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quorum, by a majority vote may elect a person to fill such vacancy, who shall hold office for the unexpired portion of the term and until his successor shall be duly chosen and qualified, unless sooner displaced.

          Section 4. If the position of any officer, agent or employee elected or appointed by the Board of Directors becomes vacant for any cause, such vacancy may be filled by the Board of Directors. If the position of any other agent or employee becomes vacant for any cause, such vacancy may be filled by the Board of Directors or by the officer who originally appointed or employed such agent or employee.

                                   ARTICLE VI
                                   ----------
              Execution of Contracts, Checks and Other Instruments
              ----------------------------------------------------
                                   Contracts
                                   ---------

          Section 1. Except as herein otherwise provided, contracts and other instruments may be executed and delivered in the name of and on behalf of the corporation by the President or any Vice President, or by any other officer, agent or employee of the corporation thereunto authorized by the Board of Directors, and such authority may be general or confined to specific instances; the seal of the corporation may be affixed to any such contract or other instrument by any officer of the corporation.

                          Checks and Other Instruments
                          ----------------------------

          Section 2. General Accounts: All checks drawn upon the General
                     ----------------
Accounts of this corporation and all drafts, bills of exchange and notes or other instruments or orders for the payment of money shall be signed by the Treasurer or an Assistant Treasurer of the corporation or by such other officer, employee
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or agent of the corporation as may be designated by the Board of Directors or the Treasurer, and shall be countersigned by the President or a Vice President or such other officer, employee or agent as may be designated by the Board of Directors or the President; provided that all such instruments shall be signed and countersigned by separate persons; and provided that the Board of Directors may designate and appoint a corporation as the agent of this corporation to sign such instruments, in which event such instruments shall be signed by the officers, employees or agents of such corporation who are generally authorized or designated by or pursuant to the By-Laws or resolutions of the Board of Directors of such corporation.

                                  ARTICLE VII
                                  -----------
                                     Notice
                                     ------

          Section 1. Notice of the time, place or purpose of any meeting whether required by the provisions of Article 1 of Chapter 31 of the Code of West Virginia or by these By-Laws may be dispensed with if every director shall attend in person, or if every absent director shall, in writing, filed with the records of the meeting, either before or after the holding thereof, waive such notice.

          Section 2. Whenever any notice is required to be given under the provisions of law or of these By-Laws, unless such provisions otherwise direct, such provisions shall not be construed to mean personal notice, but such notice may be given (1) personally, (2) in writing (a) by depositing the same in the United States mails, postage prepaid, addressed to the person entitled to such notice at such address as appears on the books
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of the corporation, or at the usual business address of such person, or in default of either such address, to the general post office in the City of Pittsburgh, State of Pennsylvania, or (b) by delivering or causing such notice to be delivered at either of such addresses, or (3) by sending a prepaid straight telegram addressed to the person entitled to such notice at either of such addresses; and such notice shall be deemed to be given at the time when the same shall be thus delivered or given to the telegraph company, if so given, and twenty-four hours after the same shall be thus mailed, if so given; and any notice may be given to one person entitled thereto by any of the foregoing methods and to another or other persons entitled thereto by another or other of such methods.

                                  ARTICLE VIII
                                  ------------
                                   Amendments
                                   ----------

          These By-Laws may be amended, altered or repealed at any meeting of the Board of Directors by a majority vote of those present, or represented at the meeting either in person or by proxy.